As filed with the Securities and Exchange Commission on November 17, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ACTIVE VOICE CORPORATION
             (Exact name of registrant as specified in its charter)

                 Washington                             91-1235111
      (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
       Incorporation or Organization)


                          2901 Third Avenue, Suite 500
                         Seattle, Washington 98121-9800
                                 (206) 441-4700

          (Address of Principal Executive Offices, Including Zip Code)

                             ----------------------

                            Active Voice Corporation
                             1998 Stock Option Plan

                            (Full Title of the Plan)

                             ----------------------

                     Jose S. David, Chief Financial Officer
                          2901 Third Avenue, Suite 500
                         Seattle, Washington 98121-9800
                                 (206) 441-4700

            (Name, Address and Telephone Number of Agent for Service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities to Be                                     Proposed Maximum Aggregate    Amount of
Registered                     Amount to be Registered (1)    Offering Price (2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock                   300,000 shares                 $5,821,875                    $1,536.98
====================================================================================================================

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plans as a result of the adjustment provisions therein, and (ii) if any interests in the Plans constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plans.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and 457(h) based on an offering price of $19.40625 per share (the average of the high and low sales prices reported by the Nasdaq Stock Market on November 14, 2000) for the shares issuable upon exercise of options granted or to be granted under the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement relates to 300,000 shares of the Registrant's Common Stock, no par value, reserved for issuance under the Active Voice Corporation 1998 Stock Option Plan, as amended (the "Plan"). On June 30, 1998, the Registrant filed a Form S-8 Registration Statement (Registration No. 333-58103) to register 120,000 shares of Common Stock reserved for issuance under the 1997 Director Stock Option Plan (the
"Director Plan") and 1,200,000 shares of Common Stock reserved for issuance under the Plan. On July 30, 1999 the Registrant filed a Form S-8 Registration Statement (Registration No. 333-84059) to register an additional 48,000 shares of Common Stock reserved for issuance under the Director Plan. On
June 30, 2000 the Registrant filed a Form S-8 Registration Statement (Registration No. 333-40550) to register an additional 800,000 shares of Common Stock reserved for issuance under the Plan. The contents of such Registration Statements are incorporated herein by reference except as set forth below.

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated in this Registration Statement by reference:

              1. The Registrant's Annual Report on Form 10-K for its fiscal year ended March 31, 2000, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

              2. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2000; and

              3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on November 4, 1993, under
         Section 12(g) of the Exchange Act.

         All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

     EXHIBIT
     NUMBER        DESCRIPTION

     5             Opinion of Riddell Williams P.S.

     23.1          Consent of Riddell Williams P.S. (included in Exhibit 5)

     23.2          Consent of Ernst & Young LLP, Independent Auditors

     24            Powers of Attorney (included on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 17, 2000.

                                              ACTIVE VOICE CORPORATION



                                         By  /s/ Frank J. Costa
                                             ----------------------------------
                                             Frank J. Costa, President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank
J. Costa and Jose S. David, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

               SIGNATURE                                     TITLE                                 DATE
/s/ Frank J. Costa                           President and Chief Executive Officer          November 17, 2000
----------------------------------------     (Principal Executive Officer) and
Frank J. Costa                               Director


/s/ Jose S. David                            Chief Financial Officer (Principal             November 17, 2000
----------------------------------------     Financial and Accounting Officer)
Jose S. David

/s/ Robert L. Richmond                       Chairman of the Board                          November 17, 2000
----------------------------------------
Robert L. Richmond

/s/ Tom A. Alberg                            Director                                       November 17, 2000
----------------------------------------
Tom A. Alberg

/s/ Douglas P. Beighle                       Director                                       November 17, 2000
----------------------------------------
Douglas P. Beighle

/s/ Robert C. Greco                          Director                                       November 17, 2000
----------------------------------------
Robert C. Greco

/s/ Harold H. Kawaguchi                      Director                                       November 17, 2000
----------------------------------------
Harold H. Kawaguchi


                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION

5              Opinion of Riddell Williams P.S.

23.2           Consent of Ernst & Young LLP, Independent Auditors